Exhibit 99

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, October 24, 2012

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2012.  The dividend will be payable to stockholders of record as of November 9, 2012 and is expected to be paid on November 16, 2012.  The Company has 7,516,064 shares of common stock outstanding.

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